Exhibit 99.1

FOR IMMEDIATE RELEASE

1347 PROPERTY INSURANCE HOLDINGS, INC. ANNOUNCES

COMPLETION OF PUBLIC OFFERING

Tampa, FL – June 13, 2014 – 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (“PIH” or the “Company”), a property and casualty insurance holding company offering homeowners and dwelling insurance to individuals in Louisiana through its wholly owned subsidiary Maison Insurance Company, announced the closing and settlement of its underwritten public offering of 2,875,000 shares of its common stock at a price to the public of $8.00 per share, which includes 375,000 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares to cover over-allotments.

The gross proceeds from the sale of the shares will be approximately $23,000,000 before deducting the underwriters’ discounts and other estimated offering expenses payable by the Company. Total outstanding common shares are 6,358,125 after the issuance.

Management Comments

Douglas N. Raucy, Chief Executive Officer, commented, “We are pleased to have completed the offering, which we believe will provide the Company with the capital to expand quickly in Louisiana and other coastal markets. We continue to see a number of opportunities to write good policies in markets where the larger insurance companies are decreasing their exposure. We believe the Company is properly positioned to continue its growth and look forward to keeping our shareholders apprised of our progress.”

Aegis Capital Corp acted as sole book-running manager for the offering.

EarlyBirdCapital, Inc. acted as a co-manager for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on June 10, 2014. This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. In December 2012, the Company began providing property and casualty insurance to individuals in Louisiana through its wholly-owned subsidiary Maison Insurance Company. The Company’s insurance offerings currently include homeowners’ insurance, manufactured home insurance and dwelling fire insurance.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Adam Prior
Chief Executive Officer		Senior Vice President
(225) 361-8747 / draucy@maisonins.com		(212) 836-9606 / aprior@equityny.com

Forrest Hunt
Associate
(212) 836-9610 / fhunt@equityny.com